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                                                                    EXHIBIT 23.4

                         CONSENT OF KAUFMAN BROS., L.P.


    We hereby consent to the inclusion in Amendment No. 4 of the Registration Statement on Form S-4 of DSET Corporation, relating to the proposed merger involving DSET Corporation and ISPSoft, Inc., of our opinion letter appearing as Annex C to the Joint Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4, and to the use of our name under the captions 'Summary -- Opinion of DSET Financial Advisor to DSET Board of Directors with respect to Fairness of the Consideration in the Merger', and 'The Merger -- Background of the Merger', ' -- Recommendation of DSET's Board of Directors and DSET's Reasons for the Merger' and ' -- Opinion of the Financial Advisor to DSET'.


    In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules adopted thereunder, nor do we admit that we are 'experts' with respect to any part of the Registration Statement on Form S-4 within the meaning of the Securities Act of 1933, as amended, or the rules adopted thereunder.

                                           /s/ KAUFMAN BROS., L.P.
                                           ....................................
                                           Kaufman Bros., L.P.


New York, New York
November 26, 2001